Exhibit 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS MUCH IMPROVED SECOND QUARTER AND FIRST HALF 2013 FINANCIAL RESULTS

CHICAGO – July 25, 2013 – Old Republic International Corporation (NYSE: ORI), today reported much improved financial results for the second quarter and first half of 2013.

In late March 2012, the Company announced that its General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with its Mortgage Guaranty (MI) business in a renamed Republic Financial Indemnity Group, Inc. ("RFIG") run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints. The combination affects the manner in which segmented information is presented. The operating results of the combined coverages are therefore shown as a single run-off book of business within ORI’s consolidated operations.

Financial Highlights (*)
	Quarters Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Operating Revenues:
Excluding run-off business	$1,236.0	$1,084.4	14.0%	$2,404.5	$2,113.4	13.8%
RFIG run-off business	88.3	117.5	-24.8	185.2	243.5	-23.9
Total	$1,324.3	$1,201.9	10.2%	$2,589.8	$2,357.0	9.9%
Net Operating Income (Loss):
Excluding run-off business	$68.7	$55.7	23.3%	$135.2	$113.7	18.9%
RFIG run-off business	36.0	(104.1)	134.6	22.8	(163.5)	114.0
Total	104.8	(48.3)	316.6	158.0	(49.7)	417.5
Realized Investment
Gains (Losses), net of tax	89.1	14.3	N/M	92.1	16.2	N/M
Net Income (Loss)	$193.9	$(34.0)	N/M	$250.2	$(33.5)	N/M
Components of Net Income (Loss):
Excluding run-off business	$157.6	$61.4	156.5%	$226.8	$121.3	87.0%
RFIG run-off business	36.2	(95.5)	138.0	23.3	(154.8)	115.1
Total	$193.9	$(34.0)	N/M	$250.2	$(33.5)	N/M
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.25	$0.22	13.6%	$0.49	$0.44	11.4%
RFIG run-off business	0.12	(0.41)	129.3	0.08	(0.63)	112.7
Total	0.37	(0.19)	294.7	0.57	(0.19)	400.0
Realized Investment
Gains (Losses), net of tax	0.30	0.06	N/M	0.31	0.06	N/M
Net Income (Loss)	$0.67	$(0.13)	N/M	$0.88	$(0.13)	N/M
Components of Net Income (Loss):
Excluding run-off business	$0.55	$0.24	129.2%	$0.80	$0.47	70.2%
RFIG run-off business	0.12	(0.37)	132.4	0.08	(0.60)	113.3
Total	$0.67	$(0.13)	N/M	$0.88	$(0.13)	N/M
Cash Dividends Per Share	$0.1800	$0.1775	1.4%	$0.3600	$0.3550	1.4%
Ending Book Value Per Share				$13.95	$14.50	-3.8%
(*) Unaudited; All amounts in this report are in millions except per share data and percentages. N/M = Not meaningful

Consolidated operating results for this year’s second quarter and first half were marked by highly positive underwriting performance in most of Old Republic’s active and run-off operations. Year-over-year favorable comparisons were most pronounced in the combined MI and CCI run-off segment which evidenced a further drop in claim costs and a

Old Republic International Corporation

quarterly profit for the first time since Fall 2007. Title insurance earnings rose sharply in reflection of strong revenue growth combined with relatively lower claim and operating expenses. Old Republic’s largest business of general insurance posted moderately better performance in this year’s second quarter as underwriting results were not burdened by 2012’s additional charges attributable to new Financial Accounting Standards Board guidance to account for deferred acquisition costs.

In addition to the strong turn-around in operating earnings, Old Republic’s overall performance was much enhanced by the realization of substantial investment gains. These resulted mostly from sales of equity securities including common stock investments whose value was originally impaired in 2008.

Consolidated Results – The major components of Old Republic's consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating revenues:
General insurance	$697.9	$657.8	$1,379.8	$1,303.7
Title insurance	522.6	411.1	990.3	773.4
Corporate and other	15.4	15.4	34.2	36.3
Subtotal	1,236.0	1,084.4	2,404.5	2,113.4
RFIG run-off business	88.3	117.5	185.2	243.5
Total	$1,324.3	$1,201.9	$2,589.8	$2,357.0
Pretax operating income (loss):
General insurance	$63.1	$59.6	$139.2	$140.1
Title insurance	40.4	22.5	61.9	31.9
Corporate and other	0.1	(2.2)	2.8	(6.5)
Subtotal	103.7	79.8	203.9	165.5
RFIG run-off business	55.4	(160.2)	35.1	(251.5)
Total	159.1	(80.3)	239.1	(85.9)
Realized investment gains (losses):
From sales	137.1	22.0	141.7	24.9
From impairments	-	-	-	-
Net realized investment gains (losses)	137.1	22.0	141.7	24.9
Consolidated pretax income (loss)	296.3	(58.3)	380.8	(60.9)
Income taxes (credits)	102.3	(24.2)	130.6	(27.3)
Net income (loss)	$193.9	$(34.0)	$250.2	$(33.5)

Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	43.0%	65.8%	46.4%	62.7%
Expense ratio	49.6	48.1	49.4	47.8
Composite ratio	92.6%	113.9%	95.8%	110.5%

Excluding RFIG run-off business:
Benefits and claim ratio	43.6%	45.9%	43.7%	45.6%
Expense ratio	52.5	52.5	52.5	52.2
Composite ratio	96.1%	98.4%	96.2%	97.8%

Diluted earnings per share:
Net operating income (loss)	$0.37	$(0.19)	$0.57	$(0.19)
Net realized investment gains (losses)	0.30	0.06	0.31	0.06
Net income (loss)	$0.67	$(0.13)	$0.88	$(0.13)
Cash dividends paid per share	$0.1800	$0.1775	$0.3600	$0.3550

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.15	$0.17	$0.32	$0.38
Title insurance	0.09	0.06	0.14	0.08
Corporate and other	0.01	(0.01)	0.03	(0.02)
Subtotal	0.25	0.22	0.49	0.44
RFIG run-off business	0.12	(0.41)	0.08	(0.63)
Total	0.37	(0.19)	0.57	(0.19)
Net realized investment gains (losses)	0.30	0.06	0.31	0.06
Net income (loss)	$0.67	$(0.13)	$0.88	$(0.13)

Old Republic International Corporation

The preceding tables show operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses is shown below:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Actual net gain from sales	$5.7	$-	$10.3	$-
Accounting adjustment of gain for impairment
charges taken in prior periods	131.3	-	131.3	-
Net gain from actual sales	137.1	22.0	141.7	24.9
Net realized losses from impairments	-	-	-	-
Net pretax realized investment gains (losses) reported herein	$137.1	$22.0	$141.7	$24.9

General Insurance Results – As the following table shows, operating earnings excluding the CCI coverage were moderately higher in this year’s second quarter and basically flat in the first half.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$621.4	$575.6	7.9%	$1,229.4	$1,136.7	8.2%
Net investment income	61.6	66.7	-7.6	123.9	133.3	-7.1
Benefits and claim costs	462.7	471.5	-1.9	909.3	871.7	4.3
Pretax operating income (loss)	$63.0	$9.7	N.M	$131.9	$80.8	63.3%

Claim ratio	74.5%	81.9%	74.0%	76.7%
Expense ratio	24.1	26.5	24.1	26.3
Composite ratio	98.6%	108.4%	98.1%	103.0%

B. All CCI run-off business reclassification(*):
Net premiums earned	$7.1	$11.5	-37.7%	$15.0	$23.6	-36.4%
Net investment income	-	-	-	0.1	-	-
Benefits and claim costs	6.6	60.4	-89.0	21.7	80.7	-73.0
Pretax operating income (loss)	$-	$(49.8)	99.8%	$(7.2)	$(59.3)	87.8%

Claim ratio	93.0%	524.6%	145.0%	341.9%
Expense ratio	9.4	8.3	4.4	9.5
Composite ratio	102.4%	532.9%	149.4%	351.4%

C. After reclassification/ Total Excluding all CCI run-off business:
Net premiums earned	$614.2	$564.1	8.9%	$1,214.4	$1,113.1	9.1%
Net investment income	61.5	66.6	-7.7	123.7	133.3	-7.2
Benefits and claim costs	456.1	411.0	11.0	887.5	791.0	12.2
Pretax operating income (loss)	$63.1	$59.6	5.8%	$139.2	$140.1	-0.7%

Claim ratio	74.3%	72.9%	73.1%	71.1%
Expense ratio	24.2	26.9	24.3	26.7
Composite ratio	98.5%	99.8%	97.4%	97.8%

(*) In connection with the previously noted MI / CCI combination, $.6 and $(6.4) of pretax operating income (losses) for the second quarter and first half of 2013, and $(48.7) and $(58.1) of pretax operating losses for the second quarter and first half of 2012, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Favorable premium trends in workers’ compensation, liability, and certain other general insurance coverages were most responsible for this year’s revenue growth. Old Republic’s specialized insurance services in such fields as aviation, construction, energy, home warranty, trucking, and large account risk management provided the main impetus to revenue growth. The combination of moderate rate improvements garnered over the past two years or so, and the slowly strengthening pace of U.S. economic activity were major underlying factors in this regard.

As in all other segments, net investment income fell by high single digits. While operating cash flow was positive and additive to the invested asset base, market yields on newly invested equity and fixed income securities remained in a depressed state.

As Section (C) in the preceding table shows, this year’s general insurance composite ratio was relatively flat in comparison with 2012. The claim ratio component was slightly higher for 2013 as loss costs in the workers’ compensation and general liability lines in particular remained at high levels. This increase was more than offset by a comparatively lower expense ratio. A large portion of the decline in this year’s expense ratio relates to additional expense charges of 2.0 percentage points in each of last year’s second quarter and first half pursuant to new Financial Accounting Standards Board guidance which took effect on January 1, 2012.

Title Insurance Results – Recently positive operating momentum in Old Republic’s title insurance business accelerated in the first half of 2013. The following performance highlights portray this year’s earnings progress:

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Net premiums and fees earned	$515.4	$403.4	27.7%	$975.9	$758.4	28.7%
Net investment income	6.3	6.8	-6.9	12.9	13.6	-5.4
Claim costs	35.2	29.4	19.5	66.7	55.1	21.1
Pretax operating income (loss)	$40.4	$22.5	79.5%	$61.9	$31.9	93.9%

Claim ratio	6.8%	7.3%	6.8%	7.3%
Expense ratio	86.2	88.3	87.7	89.8
Composite ratio	93.0%	95.6%	94.5%	97.1%

Growth in title insurance premiums and fees benefited from the same positive factors that have taken hold in recent times. Most importantly these include market share gains, steadily improving housing sales and related financing transactions, and a relatively low mortgage interest rate environment. From an underwriting perspective, 2013 claim ratios were lower in relation to 2012 as claim frequency and severity continued to abate. Year-over-year expense ratio comparisons reflected further improvements due to the combination of firm expense management and operating leverage arising from a growing book of business.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG’s comparative results before and after the above noted combination of Old Republic’s mortgage guaranty and consumer credit indemnity coverages in a single run-off business segment.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
A. Prior to reclassification/ Excluding CCI run-off business:
Net premiums earned	$71.6	$96.3	-25.6%	$151.6	$199.6	-24.1%
Net investment income	9.3	9.6	-2.3	18.4	19.9	-7.3
Claim costs	19.7	205.8	-90.4	115.5	385.2	-70.0
Pretax operating income (loss)	$55.5	$(110.3)	150.3%	$42.4	$(192.1)	122.1%

Claim ratio	27.5%	213.7%	76.2%	193.0%
Expense ratio	8.1	8.5	8.0	11.2
Composite ratio	35.6%	222.2%	84.2%	204.2%

B. CCI run-off business reclassification(*):
Net premiums earned	$7.1	$11.5	-37.7%	$15.0	$23.6	-36.4%
Net investment income	-	-	-	0.1	-	-
Claim costs	6.6	60.4	-89.0	21.7	80.7	-73.0
Pretax operating income (loss)	$-	$(49.8)	99.8%	$(7.2)	$(59.3)	87.8%

Claim ratio	93.0%	524.6%	145.0%	341.9%
Expense ratio	9.4	8.3	4.4	9.5
Composite ratio	102.4%	532.9%	149.4%	351.4%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$78.8	$107.8	-26.9%	$166.6	$223.2	-25.4%
Net investment income	9.4	9.6	-1.7	18.6	19.9	-6.6
Claim costs	26.4	266.3	-90.1	137.2	465.9	-70.5
Pretax operating income (loss)	$55.4	$(160.2)	134.6%	$35.1	$(251.5)	114.0%

Claim ratio	33.5%	246.9%	82.4%	208.7%
Expense ratio	8.3	8.5	7.7	11.0
Composite ratio	41.8%	255.4%	90.1%	219.7%

(*) In connection with the previously noted MI / CCI combination, $.6 and $(6.4) of pretax operating income (losses) for the second quarter and first half of 2013, and $(48.7) and $(58.1) of pretax operating losses for the second quarter and first half of 2012, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Both MI and CCI premiums registered continued declines in the first half of 2013 – a natural outcome of a run-off book of business devoid of new premium production since at least 2011. Net investment income also fell in light of a pervasively low yield environment affecting this segment's declining invested asset base.

The substantial year-over-year improvement in mortgage guaranty operating results was due to significantly lower claim provisions. These emanated from the combined effects of a downtrend in newly reported defaults and the rate at which previously reported defaults have cured or have otherwise been resolved without payment. All of this led to highly favorable developments of year-end 2012 claim reserves. These (favorable) reserve developments accounted for (reductions) of (66.1), (133.2), and (97.8) percentage points in the reported claim ratio for this year’s first and second quarters and first half, respectively. By contrast, (favorable) and unfavorable 2012 developments of year-end 2011 reserves (reduced) or raised last year’s reported claim ratios by (4.3), 34.3, and 14.4 percentage points in the first and second quarter and first half, respectively. The contrasting effects on 2013 and 2012 reported claim ratios of such disparate development patterns in previously established claim reserves are reflective of improving but still unsettled trends in home prices, foreclosure activity, and real estate markets generally.

Section (B) in the above table shows 100% of CCI results fully reclassified for segment reporting purposes. 2013 performance was favorably affected by claim provisions which were much lower than comparable charges in 2012. This year's lower costs were mostly attributable to much greater than anticipated claim salvage recoveries and to claim provisions for estimated litigation costs which were lower than those charged in last year's second quarter.

Old Republic International Corporation
Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements. Corporate expenses since last year's second quarter benefited from lower interest charges following the repayment of high cost convertible debt of $316 million in May of 2012. The interplay of these various operating elements is reflected in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Life & accident premiums earned	$13.7	$13.0	5.1%	$30.8	$31.3	-1.5%
Net investment income	1.4	1.8	-19.0	2.9	3.9	-26.2
Other income	0.2	0.4	-56.1	0.5	1.0	-50.6
Benefits and claim costs	7.6	9.7	-21.5	17.3	21.0	-17.5
Insurance expenses	7.0	6.2	13.3	14.7	14.3	2.7
Corporate, interest, and other expenses-net	0.5	1.7	-67.8	(0.5)	7.5	-107.8
Pretax operating income (loss)	$0.1	$(2.2)	108.2%	$2.8	$(6.5)	142.9%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	Dec. 31,	June 30,	June '13/	June '13/
		2013	2012	2012	Dec '12	June '12
Cash and invested assets:	Fair value basis	$10,818.6	$10,800.6	$10,464.2	0.2%	3.4%
	Original cost basis	$10,221.1	$10,071.4	$9,774.6	1.5%	4.6%

Shareholders' equity:	Total	$3,584.5	$3,596.2	$3,712.3	-0.3%	-3.4%
	Per common share	$13.95	$14.03	$14.50	-0.6%	-3.8%

Composition of shareholders' equity per share:
Equity before items below		$12.76	$12.15	$12.64	5.0%	0.9%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.19	1.88	1.86
Total		$13.95	$14.03	$14.50	-0.6%	-3.8%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.19	$14.25	$14.12	-0.4%	0.5%
RFIG run-off segment		(0.24)	(0.22)	0.38
Total		$13.95	$14.03	$14.50	-0.6%	-3.8%

Cash flow from consolidated operating activities was $278.3 for this year's first six months compared to $130.3 for the year-earlier period. Substantially all of these funds arose in the Company’s general and title insurance segments.

The consolidated investment portfolio reflects a current allocation of approximately 92 percent to fixed-maturity securities and short-term investments, and 8 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic International Corporation

The following table shows the changes in the shareholders’ equity account consisting of the Company’s net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value. The reduction in shareholders’ equity per share in this year’s second quarter and first half was largely attributable to the decline in the fair value of the Company’s invested asset portfolio resulting most significantly from a rising interest rate market environment.

	Shareholders' Equity Per Share
	Quarter Ended June 30,	Six Months Ended June 30,
	2013	2013	2012
Beginning balance	$14.31	$14.03	$14.76
Changes in shareholders' equity:
Net operating income (loss)	0.41	0.61	(0.19)
Net realized investment gains (losses):
From sales	0.35	0.36	0.06
From impairments	-	-	-
Subtotal	0.35	0.36	0.06
Net unrealized investment gains (losses)	(0.93)	(0.67)	0.22
Total realized and unrealized investment gains (losses)	(0.58)	(0.31)	0.28
Cash dividends	(0.18)	(0.36)	(0.36)
Stock issuance, foreign exchange, and other transactions	(0.01)	(0.02)	0.01
Net change	(0.36)	(0.08)	(0.26)
Ending balance	$13.95	$13.95	$14.50

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter 2013 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-438-5524.

Interested parties may also listen to a replay of the call through August 2, 2013 by dialing 877-870-5176, passcode 1786828, or by accessing it on Old Republic International's website through August 25, 2013.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.29 billion and common shareholders' equity of $3.58 billion, or $13.95 per share. Its current stock market valuation is approximately $3.6 billion, or $13.87 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2012, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.8 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 100 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2013	2012	2012
	Assets:
	Cash and fixed maturity securities	$9,840.5	$9,932.4	$9,705.0
	Equity securities	864.9	739.7	627.7
	Other invested assets	113.2	128.4	131.4
	Cash and invested assets	10,818.6	10,800.6	10,464.2
	Accounts and premiums receivable	1,210.4	1,134.7	1,113.7
Federal income tax recoverable:	Current	57.3	71.9	80.4
	Deferred	133.1	148.1	109.8
	Reinsurance balances recoverable	3,241.4	3,237.1	3,234.5
	Sundry assets	838.2	834.1	872.3
	Total	$16,299.3	$16,226.8	$15,875.2
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,649.9	$1,566.3	$1,533.6
	Benefit and claim reserves	9,305.7	9,303.3	8,966.1
	Debt	570.0	572.9	573.8
	Sundry liabilities	1,188.8	1,188.0	1,089.2
	Shareholders' equity	3,584.5	3,596.2	3,712.3
	Total	$16,299.3	$16,226.8	$15,875.2

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2013	2012	2013	2012	2013	2012
	Net premiums and fees earned	$1,222.2	$1,088.5	$2,387.9	$2,126.1	$4,732.8	$4,195.4
	Net investment income	78.8	85.0	158.2	170.9	323.9	350.8
	Other income	23.2	28.3	43.6	59.9	98.2	119.6
	Net realized investment gains (losses)	137.1	22.0	141.7	24.9	164.6	137.0
	Total revenues	1,461.5	1,223.9	2,731.5	2,382.0	5,319.6	4,803.0
	Benefits and claims	525.3	716.3	1,109.0	1,332.8	2,541.5	2,762.5
	Sales and general expenses	634.2	556.2	1,230.2	1,085.4	2,441.8	2,142.0
	Interest and other costs	5.6	9.7	11.4	24.6	22.9	62.8
	Total expenses	1,165.2	1,282.2	2,350.6	2,443.0	5,006.3	4,967.4
	Pretax income (loss)	296.3	(58.3)	380.8	(60.9)	313.2	(164.3)
	Income taxes (credits)	102.3	(24.2)	130.6	(27.3)	98.1	(69.5)
	Net income (loss)	$193.9	$(34.0)	$250.2	$(33.5)	$215.1	$(94.8)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.76	$(.13)	$.97	$(.13)	$.84	$(.37)
	Diluted	$.67	$(.13)	$.88	$(.13)	$.79	$(.37)
	Components of earnings per share:
	Basic, net operating income (loss)	$.41	$(.19)	$.61	$(.19)	$.42	$(.73)
	Realized investment gains (losses)	.35	.06	.36	.06	.42	.36
	Basic net income (loss)	$.76	$(.13)	$.97	$(.13)	$.84	$(.37)
	Diluted, net operating income (loss)	$.37	$(.19)	$.57	$(.19)	$.42	$(.73)
	Realized investment gains (losses)	.30	.06	.31	.06	.37	.36
	Diluted net income (loss)	$.67	$(.13)	$.88	$(.13)	$.79	$(.37)
	Cash dividends on common stock	$.1800	$.1775	$.3600	$.3550	$.7150	$.7050
	Book value per share					$13.95	$14.50
	Common shares outstanding:
	Average basic	256,749,748	255,747,273	256,636,082	255,609,699	256,457,920	255,414,620
	Average diluted	292,842,386	255,747,273	292,548,180	255,609,699	292,160,306	255,414,620
	Actual, end of period					256,991,199	256,068,352

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$193.9	$(34.0)	$250.2	$(33.5)	$215.1	$(94.8)
	Post-tax net unrealized gains (losses)	(239.2)	18.6	(171.2)	56.1	(153.5)	54.4
	Other adjustments	(2.5)	(1.9)	(3.8)	3.2	(15.3)	(51.1)
	Net adjustments	(241.7)	16.7	(175.1)	59.4	(168.9)	3.3
	Comprehensive income (loss)	$(47.8)	$(17.2)	$75.0	$25.8	$46.1	$(91.5)

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2012 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com